As filed with the U.S. Securities and Exchange Commission on November 19, 2018

File No. 001-38646

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Dow Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	30-1128146
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2211 H.H. Dow Way, Midland, Michigan	48674
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (989) 636-1000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

DOW HOLDINGS INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included in this Form 10 is incorporated by reference to specifically-identified portions of the body of the information statement filed herewith as Exhibit 99.1, and which will be delivered to DowDuPont Inc. stockholders. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained under the sections of the information statement entitled “Merger, Intended Separations, Reorganization and Financial Statement Presentation,” “Information Statement Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Distribution,” “The Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Historical Dow,” “Certain Relationships and Related Person Transactions,” “Dow’s Relationship with New DuPont and Corteva Following the Distribution” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the sections of the information statement entitled “Merger, Intended Separations, Reorganization and Financial Statement Presentation,” “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.” Those sections are incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Merger, Intended Separations, Reorganization and Financial Statement Presentation,” “Capitalization,” “Unaudited Pro Forma Combined Financial Information,” “Selected Consolidated Financial Data of Historical Dow” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Historical Dow.” Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the sections of the information statement entitled “The Business—Properties” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Historical Dow.” Those sections are incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Compensation Discussion and Analysis” and “Executive Compensation.” Those sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the information statement entitled “Management,” “Executive Compensation,” “Certain Relationships and Related Person Transactions,” and “Dow’s Relationship with New DuPont and Corteva Following the Distribution.” Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “The Business—Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Historical Dow—Litigation.” Those sections are incorporated herein by reference.

Item 9.	Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “The Distribution,” “Dividend Policy,” “Capitalization,” and “Description of Dow’s Capital Stock.” Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the information statement entitled “Description of Dow’s Capital Stock—Sale of Unregistered Securities.” That section is incorporated herein by reference.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “The Distribution,” “Dividend Policy,” “Capitalization,” and “Description of Dow’s Capital Stock.” Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Dow’s Capital Stock—Limitations on Liability, Indemnification of Officers and Directors, and Insurance.” That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained in the financial statements that are filed as Exhibits 99.2 and 99.3 hereto and which are incorporated herein by reference. Additional information is contained under the section of the information statement entitled “Merger, Intended Separations, Reorganization and Financial Statement Presentation—Financial Statement Presentation.”

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a)    Financial Statements

The information required by this item is contained in the financial statements that are furnished as Exhibits 99.2 and 99.3 hereto and which are incorporated herein by reference. Additional information is contained under the section of the information statement entitled “Merger, Intended Separations, Reorganization and Financial Statement Presentation—Financial Statement Presentation.”

(b) Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement by and among DowDuPont Inc., Corteva, Inc. and Dow Holdings Inc.*

3.1	Form of Amended and Restated Certificate of Incorporation of Dow Holdings Inc.*

3.2	Form of Amended and Restated Bylaws of Dow Holdings Inc.*

10.1	Form of Tax Matters Agreement by and among DowDuPont Inc., Corteva, Inc. and Dow Holdings Inc.*

10.2	Form of Employee Matters Agreement by and among DowDuPont Inc., Corteva, Inc. and Dow Holdings Inc.*

10.3	Form of Intellectual Property Cross-License Agreement by and between DowDuPont Inc. and/or Corteva, Inc. and Dow Holdings Inc.*

21.1	Subsidiaries of Dow Holdings Inc.*

99.1	Information Statement of Dow Holdings Inc., preliminary and subject to completion, dated November 19, 2018.

99.2	The Audited Consolidated Financial Statements of The Dow Chemical Company as of and for the year ended December 31, 2017, and the accompanying notes thereto, from The Dow Chemical Company’s Annual Report on Form 10-K, filed with the SEC on February 15, 2018.†

99.3	The Unaudited Consolidated Financial Statements of The Dow Chemical Company as of and for the nine months ended September 30, 2018, and the accompanying notes thereto, from The Dow Chemical Company’s Quarterly Report on Form 10-Q filed with the SEC on November 2, 2018.

*    To be filed by amendment.

†     Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dow Holdings Inc.

By:	/s/ James R. Fitterling
Name:	James R. Fitterling
Title:	Chief Executive Officer

Date: November 19, 2018